October 16, 2007

Shanghai ATrip Medical Technology Co., Ltd.
2A, 2B, No. 8 Building No. 200 Newton Road
Zhangjiang High-Tech park, Shanghai
PRC

Ladies and Gentlemen:

Rosewood Securities, LLC ("Rosewood"), a division of Capital Investment Services, Inc. ("CIS") is pleased to act as exclusive placement agent and financial advisor to Shanghai ATrip Medical Technology Co., Ltd. (together with its subsidiaries and affiliates, including, but not limited to, any shell company acquired by it or which acquired it or it's parent, subsidiary or affiliate, collectively, the "Company") from the date of this letter agreement through the end of the Engagement Period (as hereinafter defined) with respect to any reverse merger, private placement by the Company or private placement or public offering through a shell company (a "Shell") which becomes a holding company for the Company's business or assets (a "Financing"), sale, merger, joint venture, consolidation or any other business combination, in one or more transactions, involving all or a substantial amount of the business, securities or assets of the Company (the "Transaction").

The "Engagement Period" shall mean that an initial six (6) month period commencing on the date that this Agreement is executed by all parties (the "Initial Term") which shall continue for an additional two (2) years after the successful closing of a Transaction during the Initial Term. If there is no successful Transaction and Financing within the Initial Term, this Agreement shall be terminated automatically, except the parties agree in written to extend the Initial Term.

1. <u>The Transaction</u>

In connection with our engagement, we propose to undertake certain services on your behalf, including to the extent you may request:

(i) Assist and advise the Company with respect to the appropriate corporate, management and capital structures to facilitate the Transaction. Render advice with regard to internal operations, including: the formation of corporate goals and their implementation; the Company's financial structure and its divisions or subsidiaries; securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and corporate organization and personnel and the related selection of needed specialty skills.

(ii) Assist in the preparation of general corporate documentation preparation and assistance, including services relating to assist the Company in preparation of its business plan and related materials, including regulatory and filing documentation;

(iii) Assist in structuring the Financing with respect to what is usual and standard practice on terms and conditions equivalent for organizations in similar Financings; (iv) assist in preparing and documenting of the Company's offering documents relating to the Financing, including the Company's executive summary (the "Executive Summary") and investor PowerPoint presentation (the "Investor PowerPoint Presentation"), as well as any other related materials relating to the Offering and the Financing;

(iv) Advise the Company with respect to suitable pricing, timing and deal size for the Financing;

(v) Use best efforts to arrange for purchase, by accredited investors, of equity securities of the Company in a Financing with not less than US$10,000,000 in gross proceeds (the "Financing Amount") on terms that are most favorable and reasonably acceptable to the Company based on then current market conditions; provided, CIS and Rosewood's duties may include, but not limited to: (1) assist in evaluation of the Company not less than forty two million U.S. Dollars ($42,000,000.00); (2) assist in identification and evaluation of appropriate investors, from a financial point of view; however, that the Company may accept or reject investors, in its sole and absolute discretion, (3)when the structuring of the Financing has reached an appropriate stage, assist in the process to obtain and execute such Financing;; and (4) The parties hereby agree that the Financing Amount is based on a pre-Financing valuation of the Company of US$42,000,000, that investors in a Transaction use a lower valuation resulting in a lower Financing Amount and that such lower Financing Amount, if accepted by the Company, shall not affect the right of CIS to payment of its compensation hereunder.

(vi) Assist the Company to source a Shell quoted on the over-the-counter Bulletin Board for consideration which shall not be in excess of hundred thousand dollars (US$500,000) in cash and five percent (5%) of the post-Transaction equity securities of the Company, payable upon the closing of the Transaction. In the event that the cash price of a Shell is in excess of $500,000, the fee to CIS and Rosewood hereunder shall be reduced by such excess amount;

(vii) Assist the Company to structure the purchase of a Shell and in consummating the acquisition of the Shell and reverse merger with the Shell;

(viii) CIS and Rosewood's duties may include, but not limited to: (i) provide advice regarding, and source and obtain, alternative Public Shells to be purchased by the Company; (ii) assistance with respect to the form and structure of the purchase of the Shell; (iii) conducting discussions and negotiations regarding a purchase of the Shell; (iv) providing other related advice and assistance as the Company may reasonably request in connection with a purchase of the Shell; (v) assist in structuring the purchase of the Public Shell and the merger agreement between it and the Company with respect to what

is usual and standard practice on terms and conditions equivalent for organizations in similar transactions; (vi) assist in preparing and documenting the offering memorandum and related materials as they relate to the purchase of the Shell; (vii) when the structuring of the purchase of the Shell and its merger with the Company has reached an appropriate stage, assist in the process to purchase such Shell on behalf of the Company and to merge the Shell with the Company on the most favorable terms and conditions consistent with current market conditions and the nature of and risks inherent in the Company.

(viii) Provide such other financial and advisory services relating to the Transaction as the Company and the Placement Agent agree are appropriate under the circumstances.

2. Fees and Expenses

As compensation for the services to be provided by Rosewood and CIS hereunder, the Company agrees to pay to CIS, at each closing of a Transaction or Financing:

A success fee (the "Success Fee") as described below.

The Success Fee shall be:

(a) 10% of all proceeds received by the Company with respect to sales of securities, which amount shall be payable upon each closing in the Financing;

(b) Warrants to purchase such number of shares ("Warrant Shares") of securities equal to 10% of the aggregate number of securities sold by the Company to investors. The securities into which such warrants are exercisable shall have all terms, rights and preferences applicable to the securities sold in the Financing, provided, however, that such warrants shall also have a "cashless" exercise feature and a term of two years. The exercise price of the Warrants shall be equal to 120% of the purchase price of the securities issued to the investors in the Financing;

The Company may not pay a commission or fee to anyone other than CIS in connection with the Transaction, without CIS's prior written consent, and any such commission will not reduce any of the compensation payable to CIS hereunder.

If more than one Transaction is consummated, a Success Fee with respect to each such Transaction shall be payable in cash upon consummation of each such Transaction.

The Company agrees to reimburse CIS promptly upon request from time to time, but not less frequently than monthly, for all out-of-pocket expenses (including, without limitation, travel, telephone usage, and document production expenses, and the fees and expenses of counsel (provided, however, that counsel expenses must be approved by the Company in writing in advance) incurred by CIS and Rosewood pursuant to its engagement hereunder, whether or not a Transaction is consummated. In the event that no Transaction is consummated, there shall be a cap of US$50,000 on expenses. The

Company shall not be responsible for expenses in excess of 3% of the amount of the Financing(s) and the amounts billed to the Company as expenses shall be deducted from the Success Fee.

In the event that either the Share Compensation or Warrants are not received by CIS within Five (5) business days of the closing of a Transaction, the Company shall pay to CIS $2,500 for each seven (7) day period that the Share Compensation or Warrants are not received by it (the "Penalty"). Further, in the event that the Company shall fail to pay the Share Compensation, Warrants, Penalty or Delay Penalties (as defined below) and CIS commences legal action against the Company, the Company shall pay all of CIS's legal fees incurred in connection with such action, as such legal fees are incurred.

3. Information to be Supplied.

The Company shall make available to Rosewood and CIS all financial and other information requested by it for the purpose of its assignment hereunder. In performing its services hereunder, Rosewood and CIS shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that has been furnished to it by, or on behalf of, the Company or otherwise reviewed by it and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets.

Any financial advice rendered by Rosewood or CIS pursuant to this agreement, written or oral will be solely for the information of the Company and may not be disclosed publicly in any manner without Rosewood's and CIS's prior written approval and will be treated by the Company as confidential. In order to coordinate our efforts with respect to possible Transactions, during the period of our engagement hereunder neither the Company nor any representative thereof (other than Rosewood or CIS) will initiate discussions regarding a Transaction except through CIS. If the Company or its management receives an inquiry regarding a Transaction, it will promptly advise CIS and Rosewood of such inquiry in order that CIS and Rosewood may evaluate the person making such inquiry and its interest and assist the Company in any resulting negotiations.

4. Use of Affiliated and Associated Broker-Dealers.

In performing its responsibilities, CIS and Rosewood may utilize the services of other broker-dealers, provided that such broker dealers are registered as a "broker dealer" under federal and state securities laws and any other applicable rules or regulations promulgated by FINRA and/or similarly situated governing bodies. The parties agree that CIS shall be responsible for payment of any compensation to any such entities and that the Company will not compensate these entities or reimburse any expenses incurred by them in connection with performance of such duties.

5. Right of First Refusal.

In the event the Company, within two years of the date hereof, determines to undertake any Transaction, other than the Transaction, the Company shall offer CIS and Rosewood the right to act as exclusive financial advisor in the case of any such investment banking transaction. If CIS or Rosewood agrees to act in such capacity, the Company and CIS or Rosewood will enter into an engagement letter on the same terms and conditions as set forth in this agreement. In the event that the Company shall fail to offer CIS and Rosewood such right of first refusal and it proceeds with any Transaction, the Company shall pay to CIS the compensation set forth in Section 2 above.

6. Termination.

This Agreement may not be terminated by any party, prior to the end of the Engagement Period, except for breach of this Agreement or for gross negligence or willful misconduct. Termination shall be accomplished by the delivery of written notice No such termination, unless for gross negligence or willful misconduct, will affect (i) CIS's rights to receive fees accrued prior to such termination or to receive reimbursement of its accrued out of- pocket expenses as set forth above or (ii) the rights of Rosewood, CIS or any other Indemnified Person (as defined in Schedule I hereto) to receive indemnification and contribution.

7. Registration Rights.

Whenever the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of its common stock or other securities for sale for cash for its own account, or a re-sale registration statement for the sale of securities held by other shareholders who are not employees or consultants to the Company (a "Registration Statement"), the Company shall give written notice to CIS and Rosewood and shall register all of the Share Compensation and Warrant Shares for re-sale.

In the event that at any time there is an effective Registration Statement and the Company shall fail to cause its counsel to issue an opinion necessary for CIS or Rosewood or the holders of the Share Compensation or Warrants to sell the Share Compensation or Warrant Shares within five (5) business days of the date the Registration Statement is declared effective by the Securities and Exchange Commission, the Company shall pay to CIS $1,000 (the "Registration Penalty") for each additional day that it is unable to sell the Share Compensation. In the event that a holder of the Share Compensation or Warrants shall validly submit reasonably acceptable materials ("Rule 144 Materials") to the Company in connection with the sale of the Share Compensation or Warrants Shares, or a portion thereof, under Rule 144 under the Act and the Company shall fail to take action to permit such holder to sell such Stock Compensation or Warrant Shares within five (5) business days of receipt of such Rule 144 Materials, the Company shall pay to such holder $1000 for each day that it is unable to sell the Share

Compensation or Warrant Shares ("the Rule 144 Penalty," and together with the Registration Penalty, the "Delay Penalties").

8. Not an Underwriter.

The parties acknowledge that neither Rosewood nor CIS is to act as an underwriter of the Company's securities whether in connection with the Financing or in the future.

9. No Guarantee.

Rosewood and CIS have agreed to perform the services hereunder on a reasonable "best efforts" basis. Rosewood and CIS do not make any guarantee as to the successful completion of the Transaction.

10. Representations, Warranties and Covenants of the Company.

The Company represents and warrants as follows:

(i) The Company is duly organized and validly existing as a corporation under the laws of the People's Republic of China, and has all requisite authority to own its property and conduct its business as currently conducted and enter into this Agreement.

(ii) Any securities that will be offered and sold by the Company will be in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Securities Act of 1933 and with all other securities laws and regulations. The Company will file appropriate notices with the Securities and Exchange Commission and with other applicable securities authorities; and

(iii) The Company will furnish all information required to be furnished to investors under applicable securities laws and such information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in the information or necessary to make the statements therein not misleading. Except as may be disclosed in the information provided by the Company, there are no obligations or liabilities whether or not accrued, contingent or otherwise that would be reasonably likely to result in any claims against or obligations or liabilities of the Company except for those that would not be reasonably likely to have a material adverse effect on the Company.

(iv) The Company agrees that upon closing a Transaction is shall retain investor and public relations firms and expend not less then 2% of the amount of the Financings on investor relations and/or public relations services in the twelve months following the Transaction; provided, however, that such expenditures shall not exceed US$30,000 per month.

11. Indemnity.

Schedule I to this Agreement regarding indemnification is incorporated by reference as if fully set forth herein.

12. Assignment.

The Company hereby agreed that immediately upon the consummation of a Transaction involving a Shell, it shall assign to the Shell, and cause the Shell to assume, this Agreement. This Agreement may be assigned by CIS or Rosewood with the prior written approval from the Company.

13. Governing Law; Jurisdiction.

Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida. Rosewood, CIS and the Company hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of Florida sitting in Florida County and of the United States District Court of the Southern District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida State or, to the extent permitted by law, in such Federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO

THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

15. Headings.

The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

16. Costs, Expenses.

Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

17. Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Rosewood and the Company. No delay or omission to exercise any right, power, or remedy accruing to Rosewood, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Rosewood, shall be cumulative and not alternative.

18. Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

19. Entire Agreement.

This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter

hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

20. Further Assurances.

From and after the date of this Agreement, upon the request of the Company or Rosewood, the Company and Rosewood shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Please confirm that the foregoing is in accordance with your understandings and agreements with Rosewood and CIS by signing and returning to us the duplicate of this Agreement enclosed herewith.

Very truly yours,

ROSEWOOD SECURITIES, LLC

By:____________________________

CAPITAL INVESTMENT SERVICES, INC.

By:____________________________

AGREED TO AND ACCEPTED:

____

By:____________________________

SCHEDULE I

The Company agrees that it will indemnify and hold harmless Rosewood and CIS, and their respective directors, officers, employees, members, agents, representatives and controlling persons (Rosewood, CIS and each such entity or person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, as incurred, to which such Indemnified Party may become subject, and related to or arising out of activities performed by or on behalf of an Indemnified Party pursuant to this Agreement, the Transactions contemplated thereby or Rosewood's role in connection therewith; *provided* that the Company will not be liable to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from actions taken or omitted to be taken by Rosewood or CIS in bad faith or from Rosewood's or CIS's gross negligence, willful misconduct in performing the services described above or from breach of this Agreement. The Company also agrees to reimburse any Indemnified Party for all expenses (including counsel fees and disbursements) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action, investigation, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, or its security holders or creditors related to or arising out of the engagement of Rosewood pursuant to, or the performance by Rosewood or CIS of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from actions taken or omitted to be taken by Rosewood in bad faith or from Rosewood's or CIS's gross negligence, willful misconduct or from the breach of this Agreement.

If the indemnification provided for in this Agreement is held unenforceable for any reason other than the gross negligence, bad faith or willful misconduct of CIS and Rosewood, the Company agrees to contribute to the losses, claims, damages and liabilities, as incurred by any Indemnified Person, for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Rosewood and CIS, on the other hand, of the Transaction. The Company agrees that for the purposes of this paragraph the relative benefits to the Company, CIS and Rosewood of the Transaction shall be deemed to be in the same proportion that the total value of the Transaction or contemplated Transaction by the Company as a result of or in connection with the proposed Transaction bears to the Fee paid or to be paid to CIS under this Agreement; provided that, to the extent permitted by applicable law, in no event shall (i) the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to CIS under this Agreement or (ii) the Company be required to contribute an aggregate amount in excess of the aggregate proceeds received by it from a Transaction.

Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action, suit or proceeding with respect to which an Indemnified Party may be entitled to indemnity hereunder, the Indemnified Parties will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action, suit or proceeding and will employ counsel and will pay the fees and disbursements of such counsel, as incurred. Notwithstanding the preceding sentence, any Indemnified Party will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if such Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable or if such Indemnified Party reasonably determines that the Company's assumption of the defense does not adequately represent its interest. In such event, the fees and disbursements of such separate counsel will be paid by the Indemnified Party.

The Company agrees that, without Rosewood's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not CIS, Rosewood or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. CIS and Rosewood agree that, without the Company's prior written consent, they will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not the Company is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

In the event any Indemnified Party is requested or required to appear as a witness in any action, suit or proceeding brought by or on behalf of or against the Company or any affiliate or any participant in a Transaction covered hereby in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse CIS and Rosewood for all reasonable disbursements incurred by it in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate CIS and Rosewood in an amount to be mutually agreed upon.

The provisions of Schedule I shall be in addition to any liability which the Company may otherwise have. These provisions shall be governed by the law of the State of Florida and shall be operative, in full force and in full effect regardless of any termination or expiration of this Agreement.